As filed with the Securities and Exchange Commission on February 15, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALBEMARLE CORPORATION
(Exact name of registrant as specified in its charter)

VIRGINIA	2821	54-1692118
(State or other jurisdiction of incorporation or organization)	(Primary standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(980) 299-5700
(Address and telephone number of Registrant’s principal executive offices)

Scott A. Tozier Executive Vice President and Chief Financial Officer 4250 Congress Street, Suite 900 Charlotte, North Carolina 28209 (980) 299-5700	Kristin M. Coleman, Esq. Executive Vice President, Corporate Secretary and General Counsel 4250 Congress Street, Suite 900 Charlotte, North Carolina 28209 (980) 299-5700
(Name, address and telephone number of agent for service)
with a copy to:
Sean M. Jones
Coleman Wombwell
K&L Gates LLP
300 S. Tryon St., Suite 1000
Charlotte, NC 28202
(704) 331-7400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Albemarle Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell common stock, preferred stock, debt securities, consisting of notes, debentures or other evidences of indebtedness, warrants or units from time to time in one or more offerings, in amounts, at prices and on other terms to be determined at the time of offering.
We will provide you with more specific terms of the securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, carefully before you invest.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Albemarle Corporation’s common stock is listed on the New York Stock Exchange under the symbol “ALB”.
Investing in these securities involves certain risks. See the section entitled “Risk Factors” beginning on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 15, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.
The securities are not being offered in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

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RISK FACTORS
An investment in our securities involves certain risks. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus (including future filings we make with the SEC that are also incorporated by reference in this prospectus), together with all of the other information contained in this prospectus or any applicable prospectus supplement. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, any combination of the following securities described in this prospectus and the applicable prospectus supplements:
•shares of the common stock of Albemarle Corporation (“common stock”);
•shares of Albemarle Corporation’s preferred stock (“preferred stock”);
•debt securities (“debt securities”), which may be either senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”);
•warrants to purchase common stock, preferred stock or debt securities (“warrants”); or
•units.
The terms of the securities will be determined at the time of offering.
We will refer to the common stock, preferred stock, debt securities, warrants, and units, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of warrants, or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We filed a registration statement containing this prospectus with the SEC. The registration statement includes exhibits that provide more detail on the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Unless expressly stated or the context otherwise indicates, the terms “Albemarle,” “we,” “us,” “our” or the “Company” mean Albemarle Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our reports, proxy statements and other information relating to us can also be read and copied at the New York Stock Exchange, or NYSE, located at 11 Wall St., New York, New York 10005, (212) 656-3000. Our common stock is listed on the NYSE under the symbol “ALB.”
We make available, free of charge, on or through our website, copies of our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a website at http://www.albemarle.com. The information on our website is not, and shall not be deemed to be, part of this prospectus, any prospectus supplement or the registration statement, and our web address is included in this prospectus as an inactive textual reference only.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) until the offering of the particular securities covered by a prospectus supplement has been completed. This prospectus is part of a registration statement filed with the SEC.
(a)Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 15, 2023.
(b)The portions of our Proxy Statement on Form DEF 14A filed on March 22, 2022, incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 22, 2022.
(c)Current Report on Form 8-K filed on February 15, 2023.
We will make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to: Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Our telephone number is (980) 299-5700.

FORWARD-LOOKING STATEMENTS
Some of the information presented in this prospectus, including the documents incorporated by reference, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, which are in turn based on assumptions that we believe are reasonable based on our current knowledge of our business and operations. We have used words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “would,” “will” and variations of such words and similar expressions to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. There can be no assurance that our actual results will not differ materially from the results and expectations expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation, information related to:
•changes in economic and business conditions;
•product development;
•changes in financial and operating performance of our major customers and industries and markets served by us;
•the timing of orders received from customers;
•the gain or loss of significant customers;
•fluctuations in lithium market pricing, which could impact our revenues and profitability particularly due to our increased exposure to index-referenced and variable-priced contracts for battery grade lithium sales;
•inflationary trends in our input costs, such as raw materials, transportation and energy, and their effects on our business and financial results;
•changes with respect to contract renegotiations;
•potential production volume shortfalls;
•competition from other manufacturers;
•changes in the demand for our products or the end-user markets in which our products are sold;
•limitations or prohibitions on the manufacture and sale of our products;
•availability of raw materials;
•increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers;
•technological change and development;
•changes in our markets in general;
•conducting substantial business in foreign countries, including China;
•fluctuations in foreign currencies;
•changes in laws and government regulation impacting our operations or our products;
•the occurrence of regulatory actions, proceedings, claims or litigation (including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws);

•the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters;
•the effects of climate change, including any regulatory changes to which we might be subject;
•hazards associated with chemicals manufacturing;
•the inability to maintain current levels of insurance, including product or premises liability insurance, or the denial of such coverage;
•political unrest affecting the global economy, including adverse effects from terrorism or hostilities;
•political instability affecting our manufacturing operations or joint ventures;
•changes in accounting standards;
•the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs;
•changes in the jurisdictional mix of our earnings and changes in tax laws and rates or interpretation;
•changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations;
•volatility and uncertainties in the debt and equity markets;
•technology or intellectual property infringement, including cyber-security breaches, and other innovation risks;
•decisions we may make in the future;
•future acquisition and divestiture transactions, including the ability to successfully execute, operate and integrate acquisitions and divestitures and incurring additional indebtedness;
•expected benefits from proposed transactions;
•timing of active and proposed projects;
•continuing uncertainties as to the duration and impact of the novel coronavirus (“COVID-19”) pandemic and any future pandemic;
•impacts of the military conflict between Russia and Ukraine and the global response to it;
•performance of our partners in joint ventures and other projects;
•changes in credit ratings;
•the inability to realize the expected benefits of our decision to retain our Catalysts business as a wholly-owned subsidiary and to realign our Lithium and Bromine global business units into a new corporate structure, including Energy Storage and Specialties business units; and
•the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.
These forward-looking statements speak only as of the date of this prospectus. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

ALBEMARLE CORPORATION
We are a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals that are designed to meet our customers’ needs across a diverse range of end markets. Our corporate purpose is making the world safe and sustainable by powering the potential of people. The end markets we serve include energy storage, petroleum refining, consumer electronics, construction, automotive, lubricants, pharmaceuticals and crop protection. We believe that our commercial and geographic diversity, technical expertise, access to high-quality resources, innovative capability, flexible, low-cost global manufacturing base, experienced management team and strategic focus on our core base technologies will enable us to maintain leading positions in those areas of the specialty chemicals industry in which we operate.
We and our joint ventures currently operate more than 25 production and research and development facilities, as well as a number of administrative and sales offices, around the world. As of December 31, 2022, we served approximately 1,900 customers in approximately 70 countries.
Our common stock is listed on the NYSE under the symbol “ALB.” Albemarle Corporation was incorporated in Virginia in 1993. Our principal executive offices are located at 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 and our telephone number is (980) 299-5700. Albemarle’s website is www.albemarle.com. The information contained on or accessible through our website neither constitutes part of this prospectus nor is it incorporated by reference herein.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, acquisitions, working capital, capital expenditures, the repurchase of shares of common stock, the repayment or refinancing of outstanding indebtedness and funding pension obligations. Specific information concerning the use of proceeds from the sale of any securities will be included in the applicable prospectus supplement relating to such securities.

DESCRIPTION OF COMMON STOCK
General
The following briefly summarizes the provisions of Albemarle’s amended and restated articles of incorporation and amended and restated bylaws (which we refer to together in this prospectus as the Albemarle organizational documents) that would be important to holders of Albemarle common stock. The following summary of Albemarle common stock is subject in all respects to applicable Virginia law and the Albemarle organizational documents, which are exhibits to the registration statement that contains this prospectus. In this “Description of Common Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.
Authorized Shares
Albemarle’s amended and restated articles of incorporation authorize the issuance of 150,000,000 shares of common stock, $0.01 par value per share and 15,000,000 shares of preferred stock. As of December 31, 2022, there were 117,168,366 shares of Albemarle common stock issued and outstanding, which were held by 2,117 shareholders of record, and no shares of Albemarle preferred stock were issued and outstanding.
Voting Rights
Holders of Albemarle common stock are entitled to one vote per share on all matters voted on generally by shareholders, including the election of directors. Albemarle’s amended and restated articles of incorporation do not provide for cumulative voting for the election of directors, which means that the holders of a majority of the outstanding shares of Albemarle common stock have the capacity to elect all of the members of the Albemarle board of directors.
Except as otherwise required by law or with respect to any outstanding class or series of Albemarle preferred stock, the holders of Albemarle common stock possess all voting power.
Under Albemarle’s amended and restated articles of incorporation, shareholder action is generally effective if the votes cast in favor of the action exceed the votes cast against the action. The election of directors requires a plurality of the votes cast by Albemarle shareholders at a meeting at which a quorum is present. Albemarle’s amended and restated articles of incorporation require the affirmative vote of at least a majority of the outstanding shares of Albemarle common stock for the approval of mergers, statutory share exchanges, sales or other dispositions of all or substantially all of Albemarle’s assets outside the usual and regular course of business or dissolution of Albemarle, except that the affirmative vote of 75% of the outstanding shares of Albemarle common stock is required for approval of an affiliated transaction, as defined in Section 13.1-725 the Virginia Stock Corporation Act (the “VSCA”). An affiliated transaction generally is defined by the VSCA as any of the following transactions:
•a merger with any interested shareholder (defined as any holder of more than 10% of any class of outstanding voting shares of a corporation), or with a corporation that would, immediately after the merger, be an affiliate of an interested shareholder immediately before the merger;
•a share exchange in which any interested shareholder acquires one or more classes or series of a corporation’s voting shares;
•certain dispositions of corporate assets not in the ordinary course of business, to or with an interested shareholder, or any guarantee of any indebtedness of any interested shareholder in an amount greater than 5% of a corporation’s consolidated net worth as of the date of a corporation’s most recently available financial statements;
•certain sales or other dispositions to an interested shareholder of voting shares of a corporation or any of its subsidiaries having an aggregate fair market value greater than 5% of the aggregate fair market value of all outstanding voting shares;

•any dissolution, domestication or conversion of a corporation proposed by or on behalf of an interested shareholder; or
•any reclassification of securities, including reverse stock splits, recapitalizations or mergers of the corporation with any of its subsidiaries, or any distribution or other transaction (whether or not involving an interested shareholder) that increases the percentage of the outstanding voting shares of the corporation or any of its subsidiaries, owned beneficially by any interested shareholder by more than 5%.
The supermajority voting requirement does not apply to a transaction with a shareholder who, together with his or her affiliates and associates, has been the beneficial owner of more than 10% of any class of Albemarle outstanding voting shares as of the later of (i) the close of business on February 28, 1994, the date of the distribution by Ethyl Corporation to its shareholders of all of the outstanding shares of Albemarle common stock, or (ii) the date such person became an interested shareholder with the prior approval of the disinterested directors of Albemarle.
Further, the affirmative vote of the holders of 75% of the voting power of Albemarle’s outstanding shares must approve an amendment to provisions in Albemarle’s amended and restated articles of incorporation relating to the supermajority voting requirement for affiliated transactions.
Notice
Except as otherwise required by the VSCA, written notice stating the date, time and place of every meeting, and the purpose or purposes of any special meeting of Albemarle shareholders, must be sent not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.
Quorum
A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum.
Shareholder Proposals
Albemarle’s amended and restated bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders or nominate candidates for election as directors must provide timely notice of their proposal in writing to the Secretary of Albemarle. Generally, to be timely, a shareholder’s notice must be received at Albemarle’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. If the annual meeting is scheduled more than 30 days before, or 70 days after the first anniversary of the previous year’s annual meeting, the shareholder must provide notice to the Secretary of Albemarle no earlier than within 90 to 120 days before the meeting or 10 days after the meeting’s public announcement, whichever is later. Albemarle’s amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice.
Dividend Rights; Rights Upon Liquidation
Subject to any preferential rights of holders of any shares of Albemarle preferred stock that may be outstanding, holders of shares of Albemarle common stock are entitled to receive dividends and other distributions on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by the Albemarle board of directors and to share ratably in Albemarle’s assets legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up.
Miscellaneous
Holders of Albemarle common stock have no preferences or preemptive, conversion, exchange, redemption or sinking fund rights. Shares of Albemarle common stock will not be liable for further calls or assessments by Albemarle, and the holders of Albemarle common stock will not be liable for any of Albemarle’s liabilities.
Albemarle’s amended and restated bylaws provide that unless Albemarle consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Alexandria Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, will be the sole and exclusive forum for any derivative action brought on behalf of Albemarle, any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of Albemarle to Albemarle or Albemarle shareholders, any action arising pursuant to the VSCA or Albemarle’s organizational documents or any action asserting a claim governed by the internal affairs doctrine.
Albemarle common stock is listed on the NYSE under the symbol “ALB.”
Anti-Takeover Provisions
The Albemarle organizational documents and Virginia law contain provisions that may have the effect of impeding, delaying or discouraging the acquisition of control of Albemarle by means of a tender or exchange offer, proxy fight, merger or share exchange, open market purchases or otherwise in a transaction not approved by the Albemarle board of directors. These provisions are designed to reduce, or have the effect of reducing, Albemarle’s vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of Albemarle’s assets or an unsolicited takeover attempt that the Albemarle board of directors does not believe is in the best interests of its shareholders.
Under Albemarle’s amended and restated articles of incorporation, the Albemarle board of directors has the authority, without further shareholder approval, to issue preferred stock in classes or series and to fix the designations, voting power, preferences and rights of the shares of each class or series and any qualifications, limitations or restrictions with respect to that class or series. Under this authority, the Albemarle board of directors could create and issue a class or series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of Albemarle’s capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of Albemarle common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquiror to obtain control of Albemarle by means of a merger, share exchange, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of Albemarle’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Albemarle without any further action by Albemarle shareholders.
Other provisions of the Albemarle organizational documents that may make replacing the Albemarle board of directors more difficult include:
•75% supermajority voting requirements to approve affiliated transactions or an amendment to the provisions in Albemarle’s amended and restated articles of incorporation relating to this supermajority voting requirement;
•only the chief executive officer, president, chairman of the board, or a majority of the Albemarle board, and not shareholders, are able to call a special meeting of shareholders;
•inability of shareholders to act by less-than-unanimous written consent;
•requirements for advance notice for proposing business or making director nominations at shareholder meetings;
•removal of directors only for cause; and
•ability of the Albemarle board of directors to increase the size of the board of directors and fill vacancies on the board of directors.
Affiliated Transactions Statute
Virginia law contains provisions governing affiliated transactions. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder, for a period of three years following the date that such person became an interested shareholder unless:

•a majority of (but not fewer than two) disinterested directors on the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or
•before the date the person became an interested shareholder, a majority of the disinterested directors on the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.
After three years, any such transaction must satisfy certain fair price requirements in the statute or be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder. For a description of the affiliated transactions subject to this approval requirement, see “—Voting Rights.”
Control Share Acquisitions Statute
Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless:
•the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation; or
•the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares.
The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.
As permitted by Virginia law, the Albemarle board of directors has adopted a bylaw providing that the control share acquisition provisions of Virginia law do not apply to the acquisition of its shares.
Transfer Agent and Registrar
EQ Shareowner Services is the transfer agent and registrar for Albemarle common stock.
Limitation of Liability and Indemnification Matters
Albemarle’s amended and restated articles of incorporation provide that no director or officer shall be liable to Albemarle or its shareholders for monetary damages except for liability resulting from such person’s willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
Albemarle’s amended and restated articles of incorporation require Albemarle to indemnify any director or officer who was or is a party to a proceeding (including a proceeding brought by a shareholder in the right of Albemarle or brought by or on behalf of Albemarle shareholders) due to his or her status as a director or officer of Albemarle or who was or is serving at Albemarle’s request as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This indemnification covers the obligation to pay a judgment, settlement, penalty, fine or excise tax assessed with respect to an employee benefit plan and all reasonable expenses incurred by any such director or officer. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent legal counsel, or by the shareholders (excluding shares owned by or under the control of directors party to the proceeding), must determine that the conduct of the director or officer seeking indemnification does not constitute willful misconduct or a knowing violation of the criminal law.
Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Albemarle pursuant to the foregoing provisions or otherwise, we understand that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

DESCRIPTION OF PREFERRED STOCK
We may issue preferred stock in one or more classes or series, as described below. The following briefly summarizes the provisions of our amended and restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation, which is an exhibit to the registration statement that contains this prospectus. Reference to a class or series of preferred stock means all of the shares of preferred stock issued as part of the same class or series under articles of amendment filed as part of our restated articles of incorporation. In this “Description of Preferred Stock” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.
The description of most of the financial and other specific terms of each class or series of preferred stock will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described in this prospectus. As you read this section, please remember that the specific terms of each class or series of preferred stock as described in the prospectus supplement applicable to the particular series of preferred stock will supplement and may modify or replace the general terms described in this section. If there are differences between the prospectus supplement applicable to the particular class or series of preferred stock and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to each series of preferred stock.
Our Authorized Preferred Stock
Under our amended and restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to:
•establish from the 15,000,000 shares of preferred stock authorized by our amended and restated articles of incorporation one or more classes or series;
•designate each such class or series; and
•fix the relative rights and preferences of each such class or series and to issue such shares.
Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares of preferred stock may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the class or series of preferred stock it designates by resolution adopted before we issue any shares of the class or series of preferred stock.
The applicable prospectus supplement relating to the particular class or series of preferred stock will contain a description of the specific terms of that class or series as fixed by our board of directors, including, as applicable:
•the offering price at which we will issue the preferred stock;
•the title, designation of number of shares and stated or liquidated value of the preferred stock;
•the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;
•any conversion or exchange rights;
•whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions on which such preferred stock may be retired and redeemed;
•any redemption rights;
•any liquidation rights;

•any sinking fund provisions;
•any voting rights; and
•any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation and not prohibited by law.
When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid at least the par value thereof in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive subscription rights to acquire more of our stock. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of preferred stock, each class or series of preferred stock will be of equal rank in all respects (1) with each other class or series of preferred stock and (2) prior to our common stock, as to dividends and any distribution of our assets.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.
Redemption
If so specified in the applicable prospectus supplement, a class or series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.
Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.
Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Dividends
Holders of each class or series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each class or series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. The Board is authorized to fix, or establish the basis for determining, the annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall accrue, and the extent of participation rights, if any.
We may not declare, pay or set apart funds for payment of dividends on a particular class or series of preferred stock unless full dividends on any other class or series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:
•all prior dividend periods of the other class or series of preferred stock that pay dividends on a cumulative basis; or
•the immediately preceding dividend period of the other class or series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any class or series of preferred stock and other class or series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each class or series of preferred stock.
In case dividends on all shares of preferred stock for any quarterly dividend period are not paid in full, all such shares will participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.
Conversion or Exchange Rights
The applicable prospectus supplement relating to any class or series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that class or series are convertible into, exercisable or exchangeable for shares of common stock, another class or series of our preferred stock, our other securities or debt or equity securities of third parties.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each class or series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each class or series of preferred stock. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.
If the liquidation amounts payable relating to the preferred stock of any class or series and any other securities of equal rank regarding liquidation rights are not paid in full, the holders of the preferred stock of that class or series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
•as otherwise stated in the applicable prospectus supplement;
•as otherwise stated in the articles of amendment establishing the class or series; or
•as required by applicable law.
Anti-Takeover Provisions
The Albemarle organizational documents and Virginia law contain provisions that may have the effect of impeding, delaying or discouraging the acquisition of control of Albemarle by means of a tender or exchange offer, proxy fight, merger or share exchange, open market purchases or otherwise in a transaction not approved by the Albemarle board of directors. These provisions are designed to reduce, or have the effect of reducing, Albemarle’s vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of Albemarle’s assets or an unsolicited takeover attempt that the Albemarle board of directors does not believe is in the best interests of its shareholders. For information related to anti-takeover provisions, see “Description of Common Stock— Anti-Takeover Provisions” above.
Transfer Agent and Registrar
The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. This section does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the indenture and a form of supplemental indenture are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indenture by reference. In this “Description of Debt Securities” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries, and references to “Notes” are to the debt securities.
The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities we are offering.
We may issue as many distinct series of debt securities under the indenture as we wish without limitation as to aggregate principal amount under the terms of the indenture. The indenture does not limit our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.
We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The senior debt securities will be issued under the indenture. The indenture has been qualified under the Trust Indenture Act. The indenture is an exhibit to the registration statement of which this prospectus is a part.
The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the indenture. The subordinated debt securities will be issued under the indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
“Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities.
The trustee has two main roles:
•First, the trustee can enforce your rights against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations, however, on the extent to which the trustee acts on your behalf as described below under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and
•Second, the trustee performs administrative duties for us, such as sending you interest payments, registering the transfer of your debt securities to a new holder and sending you notices.
We may issue the debt securities as original issue discount debt securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount debt securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail below and in the prospectus supplement relating to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe, to the extent applicable, the following terms of the series:
•the title of the series of debt securities;
•whether it is a series of senior debt securities or a series of subordinated debt securities and if subordinated debt securities, the related subordination terms;
•any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;
•the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;
•the date or dates on which the series of debt securities will mature;
•the rate or rates per annum, which may be fixed or variable, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;
•the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;
•any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;
•the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;
•if other than denominations of $2,000 and any integral multiple of $1,000 thereafter, the denominations in which the series of debt securities will be issuable;
•if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;
•the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;
•if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;
•any addition or change to the restrictive covenants applicable to such series of debt securities;
•if the debt securities will not be subject to defeasance as described under “—Defeasance” or otherwise;
•any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”
•if the series of debt securities will be initially issuable only in the form of a global security, as described under “Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;
•if the series of debt securities will be guaranteed and the applicable guarantor;
•the location where the security register will be maintained and the location of the paying agent;
•any proposed listing of the series of debt securities on any securities exchange; and
•any other terms, additional covenants, or special features of the series of debt securities.
Form, Exchange and Transfer
The debt securities will be issued:
•only in fully registered form;
•without interest coupons; and
•unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof.
A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.
You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.
You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice sent at least 30 but not more than 60 days before the date fixed for redemption.
Certain Covenants
General
The indenture contains certain covenants for the benefit of the holders of our debt securities, including, among other things, a covenant to maintain our corporate existence. In addition, the indenture contains the covenants described in the two succeeding subsections, which may not apply to any series of subordinated debt securities issued under the indenture. Capitalized terms used in the following summary have the meanings specified in the indenture, unless otherwise defined below.
Limitation on Liens and Other Encumbrances
We have agreed that neither we nor any Restricted Subsidiary (as defined below) will incur, issue, assume or guarantee any Indebtedness secured by any Lien (as defined below) upon any Principal Property (as defined below) or shares of capital stock or indebtedness of any Restricted Subsidiary without securing the debt securities equally and ratably with all other Indebtedness secured by the Lien. This covenant has exceptions, which permit:
(1)Liens existing on the date of the indenture;
(2)Liens existing on any Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;
(3)Liens existing on any Principal Property at the time of its acquisition by us or a Restricted Subsidiary, which Lien was not incurred in anticipation of such acquisition and was outstanding prior to such acquisition;
(4)Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Indebtedness which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;
(5)Liens to secure any Indebtedness incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Indebtedness which is in excess of that cost and for the payment of which recourse may be had only against the Principal Property;
(6)Liens in favor of us or any of our Restricted Subsidiaries;
(7)Liens in favor of the United States or any state or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;
(8)Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or federal, state or municipal government Liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
(9)Pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Restricted

Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States to secure surety, appeal or customs bonds to which we or any Restricted Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(10)Liens in connection with legal proceedings being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against us or any Restricted Subsidiary, which judgments or awards are being appealed, and Liens incurred for the purpose of obtaining a stay order or discharge during a legal proceeding to which we or any Restricted Subsidiary is a party;
(11)Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(12)Liens consisting of easements, rights of way and restrictions on the use of real property, and defects in title, which do not (a) interfere materially with the use of the property covered thereby in the ordinary course of our or any Restricted Subsidiary’s business or (b) materially detract from the property’s value in our opinion; and
(13)Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (2) through (12) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced, plus improvements on the property.
Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may issue, assume or guarantee Indebtedness secured by a Lien that would otherwise be subject to the foregoing restrictions if at the time of incurrence (the “Incurrence Time”), the amount equal to the sum of:
•the aggregate amount of the Indebtedness, plus
•all of our other Indebtedness and the Indebtedness of our Restricted Subsidiaries secured by a Lien that would otherwise be subject to the foregoing restrictions (not including Indebtedness permitted to be secured under the foregoing restrictions), plus
•the aggregate Attributable Debt (as defined below) determined as of the Incurrence Time of Sale and Leaseback Transactions (as defined below), other than Sale and Leaseback Transactions permitted as described under “—Restrictions on Sale and Leaseback Transactions” below entered into after the date of the indenture and in existence at the Incurrence Time, less
•the aggregate amount of proceeds of such Sale and Leaseback Transactions that have been applied as described under “—Restrictions on Sale and Leaseback Transactions” below, does not exceed 15% of our Consolidated Net Tangible Assets (as defined below).
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value of the obligation of the lessee thereunder for net rental payments during the remaining term of such lease, including any extensions. The present value of the obligation of the lessee is discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by us. Net rental payments exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by the lessee, subject to monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting the following:
(a)applicable reserves and other properly deductible items;
(b)all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and
(c)all current liabilities, as reflected in our latest consolidated balance sheet contained in our most recent annual report on Form 10-K or quarterly report on Form 10-Q filed pursuant to the Exchange Act prior to the time as of which “Consolidated Net Tangible Assets” will be determined.
“Indebtedness” means, with respect to any Person on any date of determination, without duplication:
(a)the principal and premium (if any) in respect of indebtedness of such Person for borrowed money;
(b)the principal and premium (if any) in respect of all obligations of such Person in the form of or evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with its acquisition of property, assets or businesses;
(c)capitalized lease obligations of such Person;
(d)all obligations of such Person under letters of credit, bankers’ acceptances or similar facilities issued for its account;
(e)all obligations of such Person issued or assumed in the form of a deferred purchase price of property or services, including master lease transactions pursuant to which such Person or its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(f)all payment obligations of such Person under swaps and other hedging arrangements;
(g)all obligations of such Person pursuant to its guarantee or assumption of certain of another entity’s obligations and all dividend obligations guaranteed or assumed by such Person;
(h)all obligations to satisfy the expenses and fees of the trustee under the indenture;
(i)all obligations pursuant to all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by such Person of certain of the obligations described above; and
(j)guarantees of any of the foregoing
provided, however, that Indebtedness shall not include any indebtedness of a subsidiary to the Company or another subsidiary.
“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.
“Principal Property” means all real and tangible personal property owned or leased by the Company or any Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of (1) motor vehicles and other rolling stock, (2) office furnishings and equipment, and information and electronic data processing equipment, (3) any property financed through the issuance of tax-exempt industrial development bonds, (4) any real property held for development or sale, or (5) any property which in the opinion of our board of directors as evidenced by a resolution of the board of directors is not of material importance to the total business conducted by Albemarle and its Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any of our subsidiaries (a) substantially all of whose property is located within the United States and (b) which owns a Principal Property or in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available.
“Sale and Leaseback Transaction” means any arrangement involving any bank, insurance company, or other lender or investor (in each case that is not the Company or an affiliate of the Company) or to which any such lender or investor is a party that provides for the lease by us or one of our Restricted Subsidiaries for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred by us or any Restricted Subsidiary to the lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of the Principal Property.
Restrictions on Sale and Leaseback Transactions
We have agreed not to, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:
(1)we or the Restricted Subsidiary would, at the time of entering into the arrangement, be entitled, without equally and ratably securing the debt securities of each series then outstanding, to incur, issue, assume or guarantee Indebtedness secured by a lien on the property, under the provisions described in clauses (2) through (13) under the caption “—Limitation on Liens and Other Encumbrances” above; or
(2)we, within 180 days after the sale or transfer, apply to the retirement of our Funded Debt an amount equal to the greater of:
a. the net proceeds of the sale of the Principal Property sold and leased back in connection with the arrangement; or
b.the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement.
Notwithstanding the foregoing, we and our Restricted Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, if either:
(1)such transaction involves the transfer of property to a governmental body, authority or corporation, such as a development authority, and is entered into primarily for the purpose of obtaining economic incentives and does not involve a third-party lender or investor; or
(2)at the time of and giving effect to the transaction, the amount equal to the sum of:
a.the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at the time that could not have been entered into except in reliance on this paragraph, plus
b.the aggregate amount of outstanding Indebtedness secured by Liens in reliance on the second paragraph of “—Limitation on Liens and Other Encumbrances”
does not at the time exceed 15% of our Consolidated Net Tangible Assets.
“Funded Debt” means: (a) all Indebtedness maturing one year or more from the date of its creation, (b) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of the instrument or agreement relating thereto, to a date one year or more from the date of its creation, and (c) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.
Except for the limitations on Liens and other encumbrances and Sale and Leaseback Transactions described above, each of which may not apply to subordinated debt securities, and except as otherwise provided in a prospectus supplement, the indenture and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction involving the Company.
Consolidation, Merger and Sale of Assets
We are generally permitted to consolidate or merge with another company. We are also permitted to sell or lease all or substantially all of our properties and assets to another company. However, we may not take any of these actions unless:
•where we merge out of existence or sell or lease all or substantially all our assets, the other company must be a corporation organized and validly existing under the laws of a state of the United States or the District of Columbia or under federal law, and it must expressly assume all our obligations under the indenture and the debt securities;
•immediately after giving effect to the merger, sale of assets or other transaction, no default or event of default exists;
•if, as a result of such consolidation or merger, or such sale or lease of assets, our or any Restricted Subsidiary’s properties or assets would become subject to a Lien, then we and such Restricted Subsidiary must comply with the covenants in the indenture regarding Liens described above in “—Certain Covenants—Limitation on Liens and Other Encumbrances”; and
•certain other conditions are satisfied.
For the purposes of this provision, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of the Company, which properties and assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The indenture’s provisions regarding our consolidation, merger and sale or lease of assets, as described above, include a phrase relating to the conveyance, transfer or lease of “all or substantially all” of our properties and assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the foregoing provisions in the case of a sale of such assets or properties may be uncertain.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities issued under the indenture.
Changes Requiring Your Approval
First, there are changes that cannot be made to your debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:
•change the payment date of the principal or any installment of principal or interest on a debt security;
•reduce any other amounts due on a debt security;
•reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;
•change the place or currency of payment on a debt security;
•impair your right to institute suit to enforce any payment of any amount due on your debt security;
•impair any right that you may have to exchange or convert the debt security for or into other securities;

•amend the subordination provisions of any series of subordinated debt securities or add subordination provisions to any series of senior debt securities;
•reduce the percentage in aggregate principal amount of debt securities of any series whose consent is needed to modify or amend the indenture or any supplement thereto;
•reduce the percentage in principal amount of debt securities whose consent is needed to waive our compliance with certain provisions of the indenture or any supplement thereto or to waive certain defaults; and
•modify any other aspect of the provisions dealing with modification and waiver of the indenture or any supplement thereto, except to increase any applicable percentage of holders of debt securities required for modification or provide that provisions may not be modified except with the consent of each affected holder.
Changes Requiring a Majority Vote
The second type of change to the indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders of a majority of the outstanding debt securities affected by the change. Most other changes fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, waivers and changes not requiring any approval.
We would need a vote by holders of senior debt securities owning a majority of the principal amount of all series affected by the waiver, to obtain a waiver of certain of the restrictive covenants, including the covenants described above under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions.” We also need holders of senior debt securities or subordinated debt securities owning a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”
The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.
Changes Not Requiring Approval.
The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.
Further Details Concerning Voting.
When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•for original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in a prospectus supplement; and
•for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.
Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.
If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by Persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.
Indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.
Satisfaction and Discharge
The following discussion of satisfaction and discharge provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.
We can satisfy our obligations under our outstanding debt securities of any series and the indenture will cease to be of further effect (with limited exceptions) if we put in place the following arrangements for you to be repaid:
•either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) for any debt securities of that series that have not been delivered to the trustee for cancellation, they have become due and payable, or they will become due and payable within one year, or they will be called for redemption within one year under arrangements satisfactory to the trustee, and in the case of (b), we have deposited, or caused to be deposited, in trust with the trustee for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;
•we have paid or cause to be paid all other amounts payable by us under the indenture relating to that series of debt securities;
•no default or event of default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;
•we have deposited irrevocable instructions to the trustee to apply the deposited money toward the payment of that series of debt securities on their due date; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions precedent for the satisfaction and discharge of the indenture with respect to that series of debt securities have been complied with.
Defeasance
The following discussion of legal defeasance and covenant defeasance provisions will be applicable to your series of debt securities unless the applicable prospectus supplement states that they will not apply to that series.
Legal Defeasance
If there is a change in federal income tax law, as described below, we can legally release ourselves from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if we put in place the following arrangements for you to be repaid:
•we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;
•we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below;
•no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the sixth bullet point under “Default and Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;
•such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;
•we must comply with certain other conditions; and
•in the case of the subordinated debt securities, the following requirements must also be met:
•no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and
•we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.
There must be a change in current federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.
In the event of legal defeasance, you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
Covenant Defeasance
Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:
•we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash (without reinvestment) to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption;
•no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the sixth bullet point under “Default and Related Matters—Events of Default—What Is an Event of Default?,” on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;
•such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;
•we must comply with certain other conditions;
•in the case of the subordinated debt securities, the following requirements must also be met:
•no event or condition may exist that, under the provisions applicable to such subordinated debt securities, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and
•we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.
If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:
•our covenants previously described under “—Certain Covenants—Limitation on Liens and Other Encumbrances” and “—Certain Covenants—Restrictions on Sale and Leaseback Transactions;”
•the condition regarding the treatment of Liens when we merge or engage in similar transactions as described under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”
•the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;” and
•any other covenants applicable to the series of debt securities and described in the prospectus supplement.
In addition, in the case of subordinated debt securities, the relevant subordination provisions would not apply if we accomplish covenant defeasance.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.
Default and Related Matters
Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to any series of debt securities, any of the following:
•we do not pay the principal of or any premium on a debt security of that series on its due date;
•we do not pay interest on a debt security within 30 days of its due date;
•we do not deposit money into a separate custodial account, known as a sinking fund, within 30 days of its due date, if we agree to maintain any such sinking fund;
•we fail to perform or remain in breach of any covenant contained in the indenture for the benefit of the debt securities of that series or any other term of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;
•default in the payment of principal when due or an acceleration of Indebtedness of us, or, if guarantees are issued, the guarantor, or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred aggregates $40 million or more;
•we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or
•any other event of default described in the prospectus supplement occurs.
“Significant Subsidiary” means any of our subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
Remedies if an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the indenture will be subject to the restrictions on the subordinated debt securities described in the applicable prospectus supplement. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount debt securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration. If, however, we or any Significant Subsidiary files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of the affected series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities of the affected series. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture and certain other conditions are met. See “—Modification and Waiver.”
Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount debt securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount debt securities upon the occurrence of an event of default and its continuation.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection satisfactory to the trustee from expenses and liability, called an indemnity. If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series. The trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders to do so.
No holder of any debt securities may institute any action under the indenture unless:
•such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;
•the holders of not less than 25% in aggregate principal amount of the debt securities of the relevant series then outstanding have made a written request to the trustee to institute proceedings in respect of such event of default;
•such holder or holders have offered to the trustee indemnity satisfactory to it;
•the trustee has failed to institute an action for 60 days thereafter; and
•no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of that series.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default or event of default and its status.
Notices
We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.
Governing Law
The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.
Legal Ownership
Global Securities
What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”
If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series issued in the form of global securities will be deposited with The Depository Trust Company (“DTC”), which will act as depositary for the global securities.
Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.
If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:
•you cannot get debt securities registered in your own name;
•you cannot receive physical certificates for your interest in the debt securities;
•you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”
•you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;
•the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and
•because the debt securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.
Special Situations When a Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”
The special situations when a global security may be exchanged for physical certificates are:
•when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;
•when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, DTC would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or
•when an event of default on the debt securities has occurred and has not been cured.
Defaults are discussed above under “—Default and Related Matters.”
The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to Persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Indirect Holders
Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle voting if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and
•how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DESCRIPTION OF WARRANTS
We may issue (either separately or together with other offered securities) warrants to purchase underlying shares of common stock or preferred stock or debt securities issued by us. We will issue the warrants under warrant agreements (each, a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement or term sheet. In this “Description of Warrants” section, references to “Albemarle,” “the Company,” “we,” “our” or “us” are only to Albemarle Corporation and not its subsidiaries.
Because this section is a summary, it does not describe every aspect of the warrants and warrant agreement. We urge you to read the warrant agreement because it, and not this description, defines your rights as a holder of warrants. We will file the form of warrant agreement with the SEC at or before the time we issue any warrants. See “Where You Can Find More Information” for information on how to obtain a copy of the warrant agreement.
General
You should read the prospectus supplement or term sheet for the material terms of the offered warrants, including the following, as applicable:
•The title and aggregate number of the warrants.
•The number of shares of common stock or preferred stock that may be purchased upon exercise of warrants exercisable for common stock or preferred stock; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of warrants that must be exercised at any one time.
•The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of warrants exercisable for debt securities.
•The time or times at which, or period or periods in which, the warrants may be exercised and the expiration date of the warrants.
•The principal amount of underlying debt securities that may be purchased upon exercise of each warrant exercisable for debt securities, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.
•Any optional redemption terms.
•The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.
•Whether the warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.
•Whether certificates evidencing warrants exercisable for debt securities will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.
•The date, if any, on and after which the warrants and any other offered securities will be separately transferable.
•Any other material terms of the warrants.
The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.
Certificates representing warrants will be exchangeable for new warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Warrants
Each offered warrant will entitle the holder thereof to purchase the amount or number of underlying securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the warrants. After the close of business on the applicable expiration date, unexercised warrants will be void.
Warrants may be exercised by payment to the warrant agent of the exercise price and by delivery to the warrant agent of the related warrant certificate, with the reverse side thereof properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of the payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the underlying securities purchased upon the exercise.
If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised offered warrants. The holder of an offered warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance underlying securities purchased upon exercise.
Modifications
There are three types of changes we can make to a warrant agreement and the warrants issued thereunder.
Changes Requiring Your Approval. First, there are changes that cannot be made to your warrants without your specific approval. Those types of changes include modifications and amendments that:
•accelerate the expiration date;
•reduce the number of outstanding warrants, the consent of the holders of which is required for a modification or amendment; or
•otherwise materially and adversely affect the rights of the holders of the warrants.
Changes Not Requiring Approval. The second type of change does not require any vote by holders of the warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the warrants.
Changes Requiring a Majority Vote. Any other change to the warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised warrants affected thereby. Most changes fall into this category.
Warrant Adjustments
The terms and conditions on which the exercise price of and/or the number of shares of common stock or preferred stock covered by a warrant are subject to adjustment will be set forth in the warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares covered by the warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a warrant, upon exercise thereof, would be treated as if the holder had exercised the warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock or preferred stock.
No Rights as Holders of Underlying Securities
Holders of warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our shareholders in respect of any meeting of shareholders for the election of our directors or for any other matter, as applicable, or exercise any other rights whatsoever as our shareholders or holders of underlying debt securities. Before warrants exercisable for debt securities are exercised, holders are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF UNITS
Albemarle Corporation may issue units that will represent an interest in one or more debt securities, preferred stock, common stock or warrants, in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement. Albemarle Corporation will set forth in the applicable prospectus supplement a description of any units issued by it that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities:
•through agents;
•to or through underwriters or dealers;
•directly to other purchasers; or
•through a combination of any of these methods of sale.
Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.
We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
In order to facilitate the offering of the offered securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.
In connection with the distribution of the offered securities or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell offered securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our offered securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
LEGAL MATTERS
The validity of the securities offered hereby and certain other legal matters will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina and/or Troutman Pepper Hamilton Sanders LLP, Richmond, Virginia.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Guangxi Albemarle Lithium Co., Ltd. because it was acquired by the Company in a purchase business combination during 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Each of the following Qualified Persons, as defined in subpart 1300 of Regulation S-K, has prepared a technical report for us or one of our subsidiaries which has been described or included in documents incorporated by reference herein:
•SRK Consulting (U.S.) Inc. (“SRK”) prepared a technical report summary, dated February 14, 2023, entitled “Pre-Feasibility Study Greenbushes Mine Western Australia” (the “Greenbushes Technical Report Summary”).
•SRK prepared a technical report summary, dated December 16, 2022, entitled “SEC Technical Report Summary, Initial Assessment, Wodgina, Western Australia, prepared by SRK Consulting (U.S), Inc.”
•SRK prepared a technical report summary, dated February 14, 2023, entitled “Pre-Feasibility Study, Salar de Atacama Region II, Chile, prepared by SRK Consulting (U.S), Inc” (the “Salar Technical Report Summary”).
•SRK prepared a technical report summary, dated February 14, 2023, entitled “Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA, prepared by SRK Consulting (U.S), Inc” (the “Silver Peak Technical Report Summary”).
•Fastmarkets Group Limited prepared reports on market studies contained in Section 16 of each of the Greenbushes Technical Report Summary, the Salar Technical Report Summary, and the Silver Peak Technical Report Summary.
•RPS Energy Canada Ltd (“RPS”) and RESPEC Consulting Inc. prepared a technical report summary, dated February 15, 2023, entitled “Jordan Bromine Operation.”

•RPS prepared a technical report summary, dated February 15, 2023, entitled “Magnolia Field Bromine Reserves.”
Such descriptions have been incorporated by reference herein upon the authority of each Qualified Person as experts with respect to the matters covered by such report summary and in giving such report summary.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the expenses to be incurred in connection with the sale and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to dealers, brokers or agents. All amounts set forth are estimated and subject to change.

SEC registration fee	$	+
Printing fees		*
Trustee fees		*
Rating Agency fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total		*

+	To be paid on a pay-as-you-go basis pursuant to Rules 456(b) and 457(r).

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers
The VSCA permits, and the amended and restated articles of incorporation of the Company require, the Company to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in or not opposed to the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Unless limited by a corporation’s articles of incorporation, the VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or a shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of the criminal law. In addition, as permitted by the VSCA, the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a proceeding brought by or in the right of the corporation or its shareholders. This elimination of liability will not apply if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law. Article 10 of the VSCA is incorporated herein by reference.

Any underwriting agreement for the securities may contain provisions entitling the Company’s directors, its officers who signed the registration statement and persons controlling the Company to indemnification against certain liabilities that might arise under the Securities Act from certain information furnished to the Company by or on behalf of any such indemnifying party.

Item 16.	Exhibits

(a)	The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.

3.1
Amended and Restated Articles of Incorporation of Albemarle Corporation, filed as Exhibit 3.1 to the Company’s Current Report on Form 10-Q (No. 1-12658) filed on August 8, 2018, and incorporated herein by reference.

3.2
Amended and Restated Bylaws of the Registrant effective as of July 23, 2019, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (No. 1-12658) filed on August 7, 2019, and incorporated herein by reference.

4.1
Specimen Certificate for shares of Albemarle Corporation’s Common Stock, filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10/A (No. 1-12658), filed on February 11, 1994, and incorporated herein by reference.

4.2**	Form of Certificate of Designations of Preferred Stock.

4.3
Indenture, dated as of January 20, 2005, between the Company and The Bank of New York, as trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on January 20, 2005, and incorporated herein by reference.

4.4
Third Supplemental Indenture, dated as of November 24, 2014, among Albemarle Corporation, Albemarle Holdings Corporation (now Rockwood Holdings, Inc.) and Albemarle Holdings II Corporation (now Rockwood Specialties Group, Inc.) and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on November 24, 2014, and incorporated herein by reference.

4.5
Fourth Supplemental Indenture, dated as of January 29, 2015, among Albemarle Corporation, Rockwood Holdings, Inc. (as successor by merger to Albemarle Holdings Corporation), Rockwood Specialties Group, Inc. (as successor by merger to Albemarle Holdings II Corporation), The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York, as resigning trustee, and U.S. Bank National Association, as successor trustee filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on January 29, 2015, and incorporated herein by reference.

4.6**	Form of Warrant Agreement (including Form of Warrant).

4.7**	Form of Unit Certificate.

5.1*	Opinion of K&L Gates LLP regarding the validity of certain of the securities registered hereunder.

5.2*	Opinion of Troutman Pepper Hamilton Sanders LLP regarding the validity of certain of the securities registered hereunder.

23.1*	Consent of K&L Gates LLP (included in Exhibit 5.1).

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.2).

23.3*	Consent of PricewaterhouseCoopers LLP.

23.4*	Consent of SRK Consulting (U.S.), Inc. regarding lithium reserves and resources.

23.5*	Consent of Fastmarkets Group Limited regarding market studies for lithium reserves and resources.

23.6*	Consent of RPS Energy Canada Ltd regarding bromine reserves and resources.

23.7*	Consent of RESPEC regarding bromine reserves and resources.

24.1*	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature pages hereof.

25.1*	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee

96.1
SEC Technical Report Summary, Pre-Feasibility Study, Greenbushes Mine, Western Australia, prepared by SRK Consulting (U.S), Inc., dated February 14, 2023, as filed as Exhibit 96.1 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on February 15, 2023, and incorporated herein by reference.

96.2
SEC Technical Report Summary, Initial Assessment, Wodgina, Western Australia, prepared by SRK Consulting (U.S), Inc., dated December 16, 2022, as filed as Exhibit 96.2 to Amendment No. 2 of the Company’s Annual Report on Form 10-K/A (No. 1-12658) filed on January 26, 2023, and incorporated herein by reference.

96.3
SEC Technical Report Summary, Pre-Feasibility Study, Salar de Atacama Region II, Chile, prepared by SRK Consulting (U.S), Inc., dated February 14, 2023, as filed as Exhibit 96.2 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on February 15, 2023, and incorporated herein by reference.

96.4
SEC Technical Report Summary Pre-Feasibility Study, Silver Peak Lithium Operation, Nevada, USA, prepared by SRK Consulting (U.S), Inc., dated February 14, 2023, as filed as Exhibit 96.3 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on February 15, 2023, and incorporated herein by reference.

96.5
SEC Technical Report Summary for Jordan Bromine Operation, prepared by RPS Energy Canada Ltd and RESPEC Consulting Inc., dated February 15, 2023, as filed as Exhibit 96.4 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on February 15, 2023, and incorporated herein by reference.

96.6
SEC Technical Report Summary for Magnolia Field Bromine Reserves, prepared by RPS Energy Canada Ltd, dated February 15, 2023, as filed as Exhibit 96.4 to the Company’s Current Report on Form 8-K (No. 1-12658) filed on February 15, 2023, and incorporated herein by reference.

107*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement

Item 17.	Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 15th day of February, 2023.

ALBEMARLE CORPORATION

By:	/s/ KRISTIN M. COLEMAN
Name:	Kristin M. Coleman
Title:	Executive Vice President, Corporate Secretary and General Counsel

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chief Executive Officer, General Counsel and the Chief Financial Officer, now or hereafter serving, of Albemarle Corporation, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or to obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ J. KENT MASTERS	Chairman, President and Chief Executive Officer (principal executive officer)	February 15, 2023
(J. Kent Masters)

/S/ SCOTT A. TOZIER	Executive Vice President, Chief Financial Officer (principal financial officer)	February 15, 2023
(Scott A. Tozier)

/S/ M. LAUREN BRLAS	Director	February 15, 2023
(M. Lauren Brlas)

/S/ RALF H. CRAMER	Director	February 15, 2023
(Ralf H. Cramer)

/S/ GLENDA J. MINOR	Director	February 15, 2023
(Glenda J. Minor)

/S/ JAMES J. O’BRIEN	Director	February 15, 2023
(James J. O’Brien)

/S/ DIARMUID B. O’CONNELL	Director	February 15, 2023
(Diarmuid B. O’Connell)

/S/ DEAN L. SEAVERS	Director	February 15, 2023
(Dean L. Seavers)

/S/ GERALD A. STEINER	Director	February 15, 2023
(Gerald A. Steiner)

/S/ HOLLY A. VAN DEURSEN	Director	February 15, 2023
(Holly A. Van Deursen)

/S/ ALEJANDRO D. WOLFF	Director	February 15, 2023
(Alejandro D. Wolff)